                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                       I.C. ISAACS & COMPANY, INC.
------------------------------------------------------------
      (Name of Registrant as Specified In Its Charter)

          EUGENE C. WIELEPSKI, VICE PRESIDENT--FINANCE,
        CHIEF FINANCIAL OFFICER AND CORPORATE SECRETARY
------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the
                        Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                          I.C. ISAACS & COMPANY, INC.
                                3840 Bank Street
                         Baltimore, Maryland 21224-2522
                                 (410) 342-8200

                                   April 28, 2000

To Our Stockholders:

    On behalf of our Directors, I cordially invite you to attend the Annual Meeting of Stockholders of I.C. Isaacs & Company, Inc. The Annual Meeting will be held at 11:00 a.m., local time, on Thursday, June 8, 2000, at the Best Western and Conference Center, 5625 O'Donnell Street, Baltimore, Maryland 21224. The formal Notice of the Annual Meeting is attached hereto.

    The Proxy Statement describes matters that we expect will be acted upon at the Annual Meeting. The stockholders who are present will have the opportunity to ask questions.

    We are gratified by our stockholders' interest in the Company and hope that many of you vote your shares in person or by proxy. We urge you to return your proxy card as soon as possible.

                                          Cordially yours,

                                          Robert J. Arnot
                                          Chairman of the Board, Chief Executive
                                          Officer and President

                          I.C. ISAACS & COMPANY, INC.
                                3840 Bank Street
                         Baltimore, Maryland 21224-2522
                                 (410) 342-8200

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 8, 2000

                            ------------------------

    NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders (the "Meeting") of I.C. ISAACS & COMPANY, INC. (the "Company") will be held on Thursday, June 8, 2000, at the Best Western and Conference Center, 5625 O'Donnell Street, Baltimore, Maryland 21224, at 11:00 a.m., local time. The Meeting will be held for the following purposes:

        1. To elect three Class III directors, each for a term of three years and/or until their successors are elected and qualified;

        2. To ratify the appointment of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending December 31, 2000; and

        3. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

    The Board of Directors has fixed the close of business on April 21, 2000, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof. Only those stockholders of record of the Company as of the close of business on that date will be entitled to vote at the Meeting or any adjournments or postponements thereof. Accompanying this notice is a Proxy Card and Proxy Statement and a copy of the Company's 1999 Annual Report on Form 10-K.

                                          By Order of the Board of Directors
                                          Robert J. Arnot
                                          Chairman of the Board, Chief Executive
                                          Officer and President

                                          Eugene C. Wielepski
                                          Vice President--Finance, Chief
                                          Financial Officer and Corporate
                                          Secretary

Baltimore, Maryland
April 28, 2000

    YOU ARE CORDIALLY INVITED TO ATTEND THIS MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. IF YOU WILL BE UNABLE TO BE PRESENT AT THE MEETING OR EVEN IF YOU ANTICIPATE THAT YOU WILL ATTEND, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE WITHOUT DELAY. YOU WILL BE MOST WELCOME AT THE MEETING AND MAY THEN VOTE IN PERSON IF YOU SO DESIRE, EVEN THOUGH YOU MAY HAVE EXECUTED AND RETURNED THE PROXY. ANY STOCKHOLDER WHO EXECUTES SUCH A PROXY MAY REVOKE IT AT ANY TIME BEFORE IT IS EXERCISED. YOUR PROMPT RETURN OF YOUR PROXY WILL HELP AVOID THE COST OF FURTHER SOLICITATIONS.

                          I.C. ISAACS & COMPANY, INC.
                                3840 Bank Street
                         Baltimore, Maryland 21224-2522
                                 (410) 342-8200
                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 8, 2000

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    This Proxy Statement, the Notice of Annual Meeting of Stockholders, and the accompanying Proxy Card are furnished to stockholders of I.C. Isaacs & Company, Inc. (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors to be used at the 2000 Annual Meeting of Stockholders of the Company (the "Meeting") to be held on Thursday, June 8, 2000, and any adjournments or postponements thereof. The Meeting will be at the Best Western and Conference Center, 5625 O'Donnell Street, Baltimore, Maryland 21224, at 11:00 a.m., local time. The Meeting will be held for the following purposes:

        1. To elect three Class III directors, each for a term of three years and/or until their successors are elected and qualified;

        2. To ratify the appointment of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending December 31, 2000; and

        3. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

    This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders, Proxy Card and the Company's 1999 Annual Report on Form 10-K containing the Company's consolidated financial statements for the year ended December 31, 1999 are first being mailed to stockholders on or about April 28, 2000.

RECORD DATE AND PRINCIPAL STOCKHOLDERS

    Stockholders of record at the close of business on April 21, 2000 (the "Record Date") are entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof. On the Record Date, the Company had outstanding and entitled to vote 7,197,990 shares of Common Stock, par value $.0001 per share (the "Common Stock"). For information regarding security ownership by management and certain other holders of the Company's Common Stock, see "Security Ownership of Certain Beneficial Owners and Management."

VOTING AND SOLICITATION

    With respect to the proposal regarding election of Class III directors, stockholders may (a) vote in favor of all nominees, (b) withhold their votes as to all nominees, or (c) withhold their votes as to any specific nominee by so indicating in the appropriate space on the enclosed Proxy Card. With respect to the proposal to ratify the appointment of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending December 31, 2000, stockholders may (a) vote FOR, (b) vote AGAINST or (c) ABSTAIN from voting as to each such matter. All properly executed Proxy Cards delivered by stockholders and not revoked will be voted at the Meeting in accordance with the directions given. Properly executed proxies not marked to indicate any desired vote will be voted FOR the election of the nominees for directors named below, and FOR the ratification of the appointment of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending December 31, 2000. If any other matters are properly brought before the

Meeting, the persons named in the accompanying proxies will vote the shares represented by such proxies on such matters as instructed by the Board of Directors of the Company, who have instructed the proxies to vote in accordance with the proxies' own best judgment in the absence of express instruction from the Board.

    The expenses of preparing, printing, and mailing the proxy materials will be borne by the Company. In addition to the use of the mail, proxies may be solicited by directors and officers of the Company in person or by telephone or telegram. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses, in accordance with Securities and Exchange Commission (the "SEC") regulations, in sending this proxy statement and proxies to the beneficial owners of its Common Stock.

REVOCABILITY OF PROXIES

    A proxy is enclosed for use at the Meeting. Each stockholder is urged to complete and return the enclosed proxy immediately, even if the stockholder anticipates attending the Meeting in person. The Board of Directors has selected Messrs. Robert J. Arnot and Eugene C. Wielepski, and each of them, to act as proxies with full power of substitution. Any stockholder executing a proxy has the power to revoke the proxy at any time before it is voted by delivering to the Secretary of the Company a notice of revocation or a duly executed proxy bearing a later date. Any proxy may also be revoked by (i) the stockholder's attendance at the Meeting, (ii) filing a written notice of revocation with the Secretary of the Meeting, and (iii) voting in person. The presence of a stockholder at the Meeting will not automatically revoke that stockholder's proxy. All notices of revocation should be sent to the attention of the Company's Corporate Secretary, Eugene C. Wielepski, I.C. Isaacs & Company, Inc., 3840 Bank Street, Baltimore, Maryland 21224-2522.

QUORUM AND VOTING RIGHTS

    The presence, in person or represented by proxy, of at least a majority of the total number of outstanding shares of the Company's Common Stock is necessary to constitute a quorum at the Meeting. Shares of Common Stock represented by a properly signed and returned proxy will be counted as present at the Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Shares of Common Stock held by nominees that are voted on at least one matter coming before the Meeting will also be counted as present for purposes of determining a quorum, even if the beneficial owner's discretion has been withheld (a "broker non-vote") for voting on some or all other matters.

    Each share of Common Stock is entitled to one vote on all matters that may properly come before the Meeting other than the election of directors. In the election of directors, each share is entitled to cast one vote for each director to be elected. Directors of the Company shall be elected by a plurality of votes cast at the Meeting. The holders of Common Stock may not vote their shares cumulatively for the election of directors. For purposes of the election of directors, abstentions and broker non-votes are not considered to be votes cast and do not affect the plurality vote required for the election of directors. All other matters to come before the Meeting require the approval of a majority of the shares of Common Stock present, in person or by proxy, at the Meeting and entitled to vote. Therefore, abstentions will have the same effect as votes against the proposals on such matters. Broker non-votes, however, will be deemed shares not present to vote on such matters, and therefore will not count as votes for or against the proposals, and will not be included in calculating the number of votes necessary for approval of such matters.

        INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

    The Amended and Restated Bylaws of the Company provide that the number of directors constituting the Board of Directors shall be as determined from time to time by the Board. The Board has acted to fix the number of directors at nine.

    Pursuant to the terms of the Company's Amended and Restated Certificate of Incorporation, the Board of Directors is divided into three classes, as nearly equal in number as reasonably possible, with terms expiring at the Meeting ("Class III"), the 2001 Annual Meeting of Stockholders ("Class I") and at the 2002 Annual Meeting of Stockholders ("Class II"), respectively. Mr. Gerald W. Lear, who had previously served as a Class II director of the Company and as its President and Chief Operating Officer, resigned as an officer, director and employee of the Company in June 1999. The Board of Directors has not filled the vacancy on the Board created by Mr. Lear's resignation.

    The Company's Board of Directors met on nine occasions in 1999. Each of Messrs. Robert J. Arnot, Eugene C. Wielepski, Ronald S. Schmidt, Neal J. Fox, Anthony J. Marterie, Thomas P. Ormandy, Daniel J. Gladstone and Jon Hechler attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees on which they served. During the portion of 1999 in which he served as a director, Mr. Lear attended four of the meetings of the Board that were held. The Board of Directors has standing Audit and Compensation Committees as described below. The Company does not have a Nominating Committee.

    AUDIT COMMITTEE. The Audit Committee consists of Messrs. Ronald S. Schmidt (Chairman), Neal J. Fox and Anthony J. Marterie. The Audit Committee is responsible for recommending to the Board of Directors the engagement of the independent auditors of the Company and reviewing with the independent auditors the scope and results of the audits, the internal accounting controls of the Company, audit practices and the professional services furnished by the independent auditors. All of the members of the Audit Committee are independent, as such term is defined in the National Association of Securities Dealers listing standards. The Audit Committee has not adopted a written charter, but expects to do so prior to June 15, 2000. Two meetings of the Audit Committee were held in 1999. Each of the members of the Audit Committee attended both of the meetings of the Audit Committee.

    COMPENSATION COMMITTEE. During 1999, the Compensation Committee consisted of Messrs. Jon Hechler (Chairman), Neal J. Fox and Ronald S. Schmidt. The Compensation Committee reviews and determines the compensation of the Company's executive officers and recommends the granting of awards to eligible employees pursuant to the Company's Amended and Restated 1997 Omnibus Stock Plan. See "Compensation Committee Report on Executive Officer Compensation," below. Two meetings of the Compensation Committee were held in 1999 and all members attended each meeting.

DIRECTORS' COMPENSATION

    Directors who are employees of the Company receive no compensation for serving on the Board of Directors. Directors who are not employees of the Company (the "Outside Directors") receive an annual retainer fee of $10,000 for their services and attendance fees of $750 per Board or committee meeting attended. All directors are reimbursed for expenses incurred in connection with attendance at Board or committee meetings. In addition, members of the Board of Directors are eligible to participate in the Company's Amended and Restated 1997 Omnibus Stock Plan. In 1999, Outside Directors were awarded non-qualified stock options to purchase 15,000 shares of Common Stock at an exercise price of $1.6875 per share.

PROPOSAL 1: ELECTION OF THREE CLASS III DIRECTORS

    At the Meeting, three directors are to be elected as Class III directors, each for a term of three years, or until their successors have been elected and qualified. The Board of Directors has nominated for election as Class III directors, Messrs. Ronald S. Schmidt, Neal J. Fox and Anthony J. Materie, each of whom currently serves on the Board as a Class III director. The proxies solicited hereby, unless directed to the contrary therein, will be voted FOR the Board nominees for Class III directors. All of the nominees for Class III directors have consented to being named in this Proxy Statement and to serve if elected. The Board has no reason to believe that any nominee for election as a Class III director will not be a candidate or will be unable to serve, but if either event occurs, it is intended that the shares represented by proxies will be voted FOR such substituted nominee or nominees as the Board, in its discretion, may designate.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF ITS NOMINEES FOR CLASS III DIRECTORS.

    The following sets forth certain biographical information, present occupation and business experience for the past five years for each of the nominees for election as Class III directors and for each of the Class I and Class II incumbent directors.

CLASS III: INCUMBENTS WHOSE TERMS EXPIRE AT THE 2000 ANNUAL MEETING OF
  STOCKHOLDERS.

    RONALD S. SCHMIDT, age 56, has been a director of the Company since 1990. He is President and Chief Executive Officer of I.B. Diffusion, a manufacturer of ladies' apparel.

    NEAL J. FOX, age 66, has been a director of the Company since
February 1998. From 1989 through March 1999, he served as the President and Chief Executive Officer of Sulka, an international menswear retailer.

    ANTHONY J. MARTERIE, age 61, has been a director of the Company since February 1998. Since 1989 he has served as the President and Chief Executive Officer of North Coast Industries, a producer and distributor of casual women's sportswear under the Blast brand, which is not competitive with the Company's brands.

CLASS I: INCUMBENTS WHOSE TERMS EXPIRE AT THE 2001 ANNUAL MEETING OF
  STOCKHOLDERS.

    ROBERT J. ARNOT, age 51, has been a director of the Company since 1984, Chairman of the Board of Directors since 1991, Chief Executive Officer since 1996 and President since 1999. He was Vice President of Planning and Corporate Development from 1989 to 1991. He has been employed by the Company since 1989.

    EUGENE C. WIELEPSKI, age 53, has been a director, Vice President--Finance and Chief Financial Officer of the Company since 1991. He has also held the positions of Secretary and Treasurer since 1976. From 1976 to 1990 he was Controller. He is a Certified Public Accountant and has been employed by the Company since 1973.

CLASS II: NOMINEES WHOSE TERMS WILL EXPIRE AT THE 2002 ANNUAL MEETING OF
  STOCKHOLDERS.

    JON HECHLER, age 47, has been a director of the Company since 1984. He was employed by Ira J. Hechler and Associates, an investment company, from 1980 to 1999. He is President of T. Eliot, Inc., a manufacturer of bathroom equipment.

    DANIEL J. GLADSTONE, age 43, has been a director since April 1999 and President--Girbaud Division since January 1999. He reports directly to
Mr. Arnot and is responsible for the sales and marketing of the Girbaud lines. Mr. Gladstone served as President of Calvin Klein Jeans at WARNACO, Inc. from 1997 to 1998 and as President of Calvin Klein Jeans at Designer Holding Ltd. from 1994 to 1997.

    THOMAS P. ORMANDY, age 49, has been a director since 1998 and Vice President--Sales of the Company since 1986. He is responsible for the sales and marketing of the BOSS men's and boys' lines, the Beverly Hills Polo Club men's and boys' lines and the UBX (Urban Expedition) men's line.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following Summary Compensation Table sets forth the compensation for the past three years of each of the Company's five most highly compensated officers, including the Chief Executive Officer (collectively, the "Named Executive Officers"):

                                                                          LONG-TERM
                                                                         COMPENSATION              ALL OTHER
                                                                            AWARDS                COMPENSATION
                                        ANNUAL COMPENSATION (1)       ------------------   --------------------------
                                     ------------------------------    NUMBER OF SHARES
NAME AND PRINCIPAL POSITIONS           YEAR      SALARY     BONUS     UNDERLYING OPTIONS
----------------------------         --------   --------   --------   ------------------
Robert J. Arnot (2)................    1999     $352,711         --           55,000                               --
  Chairman of the Board and            1998      396,686         --           30,000                               --
  Chief Executive Officer              1997      379,542         --               --                               --

Gerald W. Lear (2).................    1999     $121,998         --           55,000       $                  225,000(3)
  President and                        1998      406,042         --           30,000                               --
  Chief Operating Officer              1997      386,918         --               --                               --

Daniel J. Gladstone (4)............    1999     $320,243         --          477,000                               --
  President--Girbaud Division          1998           --         --               --                               --
                                       1997           --         --               --                               --

Eugene C. Wielepski (2)............    1999     $175,873         --           27,500                               --
  Vice President--Finance and          1998      197,808         --           15,000                               --
  Chief Financial Officer              1997      190,885         --               --                               --

Thomas P. Ormandy..................    1999     $265,788         --           33,750                               --
  Vice President--Sales                1998      295,812         --           15,000                               --
                                       1997      301,581         --               --                               --

Marc Baff..........................    1999     $160,646         --           10,000                               --
  Vice President--Sales                1998      193,998         --           10,000                               --
                                       1997      119,150         --               --                               --

------------------------

(1) The Company also provides certain perquisites and other benefits. The aggregate dollar cost to the Company of such perquisites and other benefits in each of the last three years did not exceed the lesser of $50,000 or 10% of the amount reflected in the Salary and Bonus columns for any of the Named Executive Officers.

(2) In his capacity as a stockholder of the Company, this Named Executive Officer (a) was reimbursed during 1997 for payment of taxes on income of the Company that was passed through to the stockholders and (b) received, in connection with the Company's initial public offering in 1997, a dividend distribution representing a portion of the earned but undistributed
    S corporation earnings of the Company.

(3) Mr. Lear resigned as an officer, director and employee of the Company in June 1999. Mr. Lear received $175,000 in severance payments and a key man life insurance policy valued of $50,000, which was turned over to Mr. Lear upon his resignation.

(4) Mr. Gladstone earned a bonus of $18,022 in 1999, which became payable in March 2000.

OPTION GRANTS IN THE LAST FISCAL YEAR

    The following table sets forth information regarding options to purchase shares of the Company's Common Stock granted to the Named Executive Officers during the last fiscal year:

                                                       INDIVIDUAL GRANTS                     POTENTIAL REALIZABLE
                                      ---------------------------------------------------      VALUE OF ASSUMED
                                      NUMBER OF                                              ANNUAL RATES OF STOCK
                                      SECURITIES    PERCENT OF                              PRICE APPRECIATION FOR
                                      UNDERLYING   TOTAL OPTIONS   EXERCISE                     OPTION TERM (2)
                                       OPTIONS      GRANTED TO     PRICE PER   EXPIRATION   -----------------------
NAME                                   GRANTED       EMPLOYEES     SHARE(1)       DATE         5%            10%
----                                  ----------   -------------   ---------   ----------   --------       --------
Robert J. Arnot.....................    25,000          2.5         $1.1875      2/11/09    $18,563        $ 47,313
                                        30,000          3.0          1.1875       6/3/09     22,275          56,775

Gerald W. Lear(3)...................    25,000          2.5          1.1875      2/11/09     18,563          47,313
                                        30,000          3.0          1.1875       6/3/09     22,275          56,775

Daniel J. Gladstone.................   244,000         24.1          1.5625      4/21/09    240,950         606,950
                                       233,000         23.0          1.1875       6/3/09    173,003         440,953

Eugene C. Wielepski.................    12,500          1.2          1.1875      2/11/09      9,281          23,656
                                        15,000          1.5          1.1875       6/3/09     11,138          28,388

Thomas P. Ormandy...................    18,750          2.0          1.1875      2/11/09     13,922          35,484
                                        15,000          1.5          1.1875       6/3/09     11,138          28,388

------------------------------

(1) The exercise price equaled the fair market value of the Common Stock as determined by the Board of Directors on the date of grant.

(2) The assumed annual rates of appreciation of 5% and 10% would result in the price of the Common Stock increasing to $1.93 and $3.08, respectively, from the exercise price of $1.1875 per share, and $2.55 and $4.05, respectively, from the exercise price of $1.5625 per share, during the 10-year term of the options. The vesting of unvested options may be accelerated at any time by the Company. The 5% and 10% assumed annual rates of stock price appreciation used to calculate potential gains to optionees are mandated by the rules of the SEC. The potential realizable value does not represent the Company's prediction of its stock price performance. There can be no assurance that the stock price will actually appreciate over the 10-year option term at the assumed 5% and 10% levels or at any other level.

(3) Mr. Lear resigned as President and Chief Operating Officer of the Company in June 1999.

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END HOLDINGS.

    The following table sets forth information concerning the number and value of unexercised options to purchase shares of the Company's Common Stock held at the end of the fiscal year by the Named Executive Officers. No options were exercised by any of the Named Executive Officers in 1999.

                                                                                        VALUE OF UNEXERCISED
                                                                                            IN-THE-MONEY
                                                                       NUMBER OF              OPTIONS
                                                                       SECURITIES           AT YEAR END
                                      SHARES ACQUIRED    VALUE     UNDERLYING OPTIONS       EXERCISABLE/
NAME                                   UPON EXERCISE    REALIZED     AT YEAR END(1)       UNEXERCISABLE(1)
----                                  ---------------   --------   ------------------   --------------------
Robert J. Arnot.....................            0             0           55,000               13,750

Gerald W. Lear......................            0             0           55,000               13,750

Daniel J. Gladstone.................            0             0          477,000               58,250

Eugene C. Wielepski.................            0             0           27,500                6,875

Thomas P. Ormandy...................            0             0           33,750                8,438

Marc Baff...........................            0             0           10,000                    0

------------------------------

(1) The only options shown in the table that were exercisable as of December 31, 1999 were those held by Mr. Lear, which became immediately exercisable upon his resignation on June 30, 1999.

DEFINED BENEFIT PENSION PLAN

    The Company maintains a defined benefit pension plan (the "Pension Plan") for its employees. The normal retirement benefit, payable at age 65, is 20.0% of base compensation up to $10,000 plus 39.5% of base compensation over $10,000, prorated for service less than 30 years. A reduced benefit is also payable on early retirement, after age 55 and after 15 years of service. The Pension Plan also provides disability retirement and death benefits. The Company pays the full cost of the benefits under the Pension Plan through its contributions to a trust. The Company's cash contributions to the Pension Plan during the year ended December 31, 1999 aggregated approximately $1.2 million.

    The Pension Plan Table below provides the estimated annual benefits payable under the Pension Plan upon retirement in specified compensation and years of service classifications:

PENSION PLAN TABLE

REMUNERATION                                                      YEARS OF SERVICE
------------                                    ----------------------------------------------------
                                                   15         20         25         30         35
                                                --------   --------   --------   --------   --------
$100,000......................................  $ 13,838   $ 18,451   $ 23,063   $ 27,676   $ 27,676
125,000.......................................    13,838     18,451     23,063     27,676     27,676
150,000.......................................    13,838     18,451     23,063     27,676     27,676
175,000.......................................    13,838     18,451     23,063     27,676     27,676
200,000.......................................    13,838     18,451     23,063     27,676     27,676
225,000.......................................    13,838     18,451     23,063     27,676     27,676
250,000.......................................    13,838     18,451     23,063     27,676     27,676
300,000.......................................    13,838     18,451     23,063     27,676     27,676
400,000.......................................    13,838     18,451     23,063     27,676     27,676
450,000.......................................    13,838     18,451     23,063     27,676     27,676
500,000.......................................    13,838     18,451     23,063     27,676     27,676

    The compensation considered in determining benefits under the Pension Plan (as provided in the column titled "Remuneration") is the annual average compensation for the five consecutive calendar years producing the highest average. The compensation considered is limited to $75,000. All amounts of salary, bonus and other compensation as reported in the Summary Compensation Table, up to $75,000, are included in compensation considered under the Pension Plan. The amounts of benefit provided in the Pension Plan Table are the amounts of benefit payable per year in equal monthly installments for the life expectancy of the participants (i.e., straight life annuity amounts). The Pension Plan is integrated with Social Security, and its benefit formula is as follows: (i) 0.6667% of compensation, multiplied by years of service up to 30 years; plus (ii) 0.65% of compensation in excess of $10,000 multiplied by years of service up to 30 years.

    The estimated credited years of service for each of the Named Executive Officers were as follows, estimated as of January 1, 2000:

                                                              ESTIMATED CREDITED
NAME                                                           YEARS OF SERVICE
----                                                          ------------------
Robert J. Arnot.............................................           8
Gerald W. Lear..............................................          36(1)
Daniel J. Gladstone.........................................           1
Eugene C. Wielepski.........................................          26
Thomas P. Ormandy...........................................          13
Marc Baff...................................................          22

------------------------

(1) Upon his resignation as an officer, director and employee of the Company in June 1999, Gerald W. Lear received a lump sum payment of $176,848 in payment of all amounts accrued to him under the Company's Pension Plan.

EMPLOYMENT AGREEMENTS

    Prior to its initial public offering in December 1997, the Company entered into individual employment agreements (the "Executive Employment Agreements") with each of Messrs. Arnot, Lear, Wielepski and Ormandy. Mr. Lear's Executive Employment Agreement was terminated in June 1999, when he resigned from the Company. A Severance and Redemption Agreement between Mr. Lear and the Company, provides for severance payments of $350,000 per annum to be paid weekly during the period beginning June 30, 1999 and ending May 15, 2001 and continued participation by Mr. Lear in Company-sponsored medical and life insurance plans. The Severance and Redemption Agreement includes noncompetition, nonsolicitation and confidentiality provisions.

    As amended in August 1998 and January and April 2000, the term of each of the Executive Employment Agreements (other than Mr. Lear's Executive Employment Agreement) began on May 15, 1997 (the "Effective Date") and will terminate on the fifth anniversary of the Effective Date in the case of Mr. Arnot, on the fourth anniversary of the Effective Date in the case of Mr. Wielepski and on the third anniversary of the Effective Date in the case of Mr. Ormandy. The Executive Employment Agreements will automatically extend after the initial term for successive one-year terms, unless notice not to extend is given by either party at least 60 days prior to the end of the then current term. In addition to the base salary amounts described below, the Executive Employment Agreements also provide that the Executives are entitled to participate in any bonus and stock option plans, programs, arrangements and practices as may be established from time to time by the Board of Directors of the Company for the benefit of such executive employees, in accordance with the terms of such plans. Each Executive is also entitled to certain fringe benefits, including Company-paid health and life insurance. If any of the Executives is terminated without cause (as such term is defined in the Executive Employment Agreements), then such Executive will receive as severance his then current base salary for the remainder of the term of his Executive Employment Agreement. The Executive will also continue to participate in Company-sponsored health, life insurance and other fringe benefit plans and programs during the severance period.

    The Executive Employment Agreement of Mr. Arnot initially provided for an annual base salary of $400,000, which may be increased based on periodic reviews by the Compensation Committee. Pursuant to amendments to the Executive Employment Agreement of Mr. Arnot entered into in February 1999, the annual base salary was reduced to $350,000, provided that the annual base salary will increase to its initial level for the remainder of the term after the Company achieves positive net earnings in two consecutive fiscal quarters. The Executive Employment Agreement of Mr. Arnot includes a two-year noncompetition provision as well as nonsolicitation and confidentiality provisions.

    The Executive Employment Agreement of Messrs. Wielepski and Ormandy initially provided for annual base salaries of $200,000 and $300,000, respectively, which may be increased based on periodic reviews by the Compensation Committee. Pursuant to amendments to such Executive Employment Agreements entered into in February 1999, the annual base salaries were reduced to $175,000 and $262,500, respectively, provided that the annual base salaries will be increased to their initial levels for the remainder of the term after the Company achieves positive net earnings in two consecutive fiscal quarters. The Executive Employment Agreements of Messrs. Wielepski and Ormandy include a one-year noncompetition provision as well as nonsolicitation and confidentiality provisions.

    Upon joining the Company in January 1999, Mr. Gladstone entered into an employment agreement (the "Gladstone Agreement") with the Company. The Gladstone Agreement is substantially similar to the Executive Employment Agreements described above except as described in this paragraph. The Gladstone Agreement provides for an annual base salary of $350,000, which may be increased based on periodic reviews by the Compensation Committee. The term of the Gladstone Agreement began on January 21, 1999 and will terminate on January 21, 2001. The Gladstone Agreement will automatically extend after the initial term for successive one-year terms, unless notice not to extend is given by either party at least 60 days prior to the end of the then current term. In addition to his base salary and other benefits, Mr. Gladstone is entitled to receive incentive compensation following each fiscal year during the term in which the Company's net sales of Girbaud sportswear exceeds $20 million. The amount of such incentive compensation will be equal to one-half of one percent of the amount by which the Company's net sales of Girbaud sportswear exceeds $20 million. If
Mr. Gladstone is terminated without cause (as such term is defined in the Gladstone Agreement), in the event of termination due to non-renewal of the Gladstone Agreement or in the event of a change of control (as such term is defined in the Gladstone Agreement) of the Company followed by a voluntary or involuntary termination of Mr. Gladstone, Mr. Gladstone will receive as severance (i) the greater of one year's worth of his then current base salary or his base salary for the remainder of the term and (ii) earned but unpaid incentive compensation. The Gladstone Agreement includes a 90-day noncompetition provision (which does not apply in the event Mr. Gladstone is terminated after a change of control) as well as two-year nonsolicitation and confidentiality provisions.

AGREEMENTS WITH OTHER KEY PERSONS.

    Gary B. Brashers resigned as Vice President--Manufacturing, Chief Executive Officer and Director of the Company in August 1998. He continues to serve the Company as a consultant under a consulting agreement and received consulting payments of $206,654 and $52,250 in 1999 and 1998, respectively.

        COMPENSATION COMMITTEE REPORT ON EXECUTIVE OFFICER COMPENSATION

OBJECTIVES

    The Company's compensation policies and procedures have historically been aligned with the Company's entrepreneurial traditions. The Company seeks to compensate its officers (including the Named Executive Officers) in a manner which is:

    (i) consistent with the Company's conservative traditions and cost structure;

    (ii) sufficient to attract and retain key executives critical to the success of the Company;

    (iii) reflective of current performance of both the individual officer and the Company; and

    (iv) remuneration of successful long-term strategic management and enhancement of shareholder values.

COMPONENTS OF COMPENSATION

    The Compensation Committee (the "Committee") approves the design of, assesses the effectiveness of, and administers the executive compensation programs of the Company in support of stockholder interests. The key elements of the Company's executive compensation program are base salary, annual incentives and long-term incentive compensation. These key elements are addressed separately below. In determining each component of compensation, the Committee considers all elements of an executive's total compensation package.

BASE SALARY

    The Committee regularly reviews each executive's base salary. Base salaries are not necessarily compared to other institutions, although market rates for comparable executives with comparable responsibilities are considered in some cases. Base salaries are adjusted by the Committee to recognize varying levels of responsibility, experience, breadth of knowledge, internal equity issues, as well as external pay practices. Increases to base salaries are driven primarily by individual performance. Individual performance is evaluated based on sustained levels of individual contribution to the Company. In 1998, the annual base salary of Mr. Arnot, the Company's Chief Executive Officer, was decreased to $350,000 pursuant to the terms of an amendment to his Executive Employment Agreement in consideration of the deterioration in the Company's operating results for 1997 compared to 1998. Also in 1998, the annual base salaries of the other Named Executive Officers (other than Mr. Gladstone, who joined the Company in January 1999, and Mr. Baff, who does not have an employment agreement) were decreased for the same reason. See "Executive Compensation--Employment Agreements."

ANNUAL INCENTIVES

    The annual incentive program promotes the Company's pay-for-performance philosophy by providing the Chief Executive Officer and other Named Executive Officers with direct financial incentives in the form of annual cash bonuses to achieve corporate and, in some cases, individual performance goals. Annual bonus opportunities allow the Company to communicate specific goals that are of primary importance during the coming year and motivate executives to achieve these goals. In March 2000, the Company paid Daniel J. Gladstone a bonus, based on 1999 performance, of $18,500.

LONG-TERM INCENTIVES

    In keeping with the Company's commitment to provide a total compensation package which includes at-risk components of pay, long-term incentive compensation comprises a significant portion of the value of an executive's total compensation package. When awarding long-term grants, the Committee considers an executive's level of responsibility, prior compensation experience, historical award data, and individual performance criteria. Long-term incentives are in the form of stock options awards under the Company's Plan.

    Stock options are granted at an option price equal to the fair market value of the Common Stock on the date of grant. Accordingly, stock options have value only if the stock price appreciates. This design focuses executives on the creation of stockholder value over the long term. The size of stock option grants is based on competitive practice, individual performance factors and historical award data. The Company granted an aggregate of 648,250 stock options to the Named Executive Officers in 1999.

CONCLUSION

    The Committee believes these executive compensation policies and programs serve the interests of the Company and its stockholders effectively. The various compensation vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future success, thereby enhancing the value of the Company for the stockholders' benefit.

    We will continue to monitor the effectiveness of the Company's total compensation program to meet the current and future needs of the Company.

    Members of the Compensation Committee:

           Jon Hechler, Neal J. Fox and Ronald S. Schmidt

                            STOCK PERFORMANCE TABLE

    The Company is required by the SEC to provide a five-year comparison of the cumulative total stockholder return on the Company's Common Stock compared with that of a broad equity market index and either a published industry index or a Company-constructed peer group index.

    The following chart compares the cumulative total stockholder return on the Company's Common Stock during the period beginning December 18, 1997, (the date of the Company's initial public offering) and ending December 31, 1999, with the cumulative total return of the Standard & Poor's 500 Composite Index and a peer group index. The peer group is comprised of the following companies: Guess ?, Inc., Liz Claiborne, Inc., Mossimo, Inc., Nautica Enterprises, Inc., Polo Ralph Lauren Corporation, Tarrant Apparel Group, Tommy Hilfiger Corporation, Tropical Sportswear Int'l Corporation and V.F. Corporation. Total return for the peer group is based on market capitalization, weighted for each year. As with the peer group, the Standard & Poor's 500 Composite Index is market weighted. The comparison assumes $100 was invested on December 18, 1997, in the Company's Common Stock and in each of the foregoing indices. It also assumes reinvestment of any dividends.

    The Company does not make, nor does it endorse, any predictions as to future stock performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

DOLLARS

          Isaacs I C & Co Inc  S&P 500 Comp-Ltd  Peer Group Index

12/18/97               100.00            100.00            100.00

12/31/97               101.25            101.64            100.66

3/98                    70.00            115.81            124.52

6/98                    35.00            119.63            123.53

9/98                    20.00            107.75             83.76

12/98                   16.25            130.68            103.04

3/99                    12.50            137.19            106.64

6/99                    11.25            146.86            107.88

9/99                    13.75            137.70             86.03

12/99                   14.38            158.18             85.50

3/00                    26.56            161.80             81.28

                                                              12/18/97
                                                              --------
I.C. Isaacs & Company, Inc..................................  $100.00

S & P 500 Composite Index...................................  $100.00

Peer Group Index............................................  $100.00

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information as of April 10, 2000 with respect to the beneficial ownership of the Company's Common Stock (including shares issuable upon the exercise of outstanding options that are exercisable as of that date or within 60 days thereafter) by (i) each person (or group of affiliated persons) who is known by the Company to own beneficially more than 5.0% of the outstanding Common Stock, (ii) each of the Company's directors,
(iii) the Chief Executive Officer and each of the other Named Executive Officers of the Company, and (iv) all directors and executive officers of the Company as a group:

                                                          SHARES BENEFICIALLY
                                                               OWNED (2)
                                                         ----------------------
NAME OF BENEFICIAL OWNERS                                 NUMBER     PERCENT(3)
-------------------------                                ---------   ----------
Robert J. Arnot (1)....................................    489,871     6.23  %
Marc Baff..............................................     12,700       *
Neal J. Fox............................................     --           *
Daniel J. Gladstone....................................     --           *
Jon Hechler (1)(4).....................................  1,177,152    14.97
Gerald W. Lear (5).....................................    232,265     3.02
Anthony J. Marterie....................................     --           *
Thomas P. Ormandy......................................    158,320     2.01
Ronald S. Schmidt......................................     84,211       *
Eugene C. Wielepski....................................    194,242     2.47
Wurzburg S.A.(6).......................................    500,000     6.36
Ambra Inc.(7)..........................................    666,667     8.48
All directors and executive officers as a group
  (10 persons).........................................  2,348,761    29.86  %

------------------------

*   Less than one percent.

(1) The business address of such person is c/o I.C. Isaacs & Company, Inc., 3840 Bank Street, Baltimore, Maryland 21224-2522.

(2) Except as described below and subject to certain shareholders agreements and applicable community property laws and similar laws, each person listed above has sole voting and investment power with respect to such shares. See "Certain Relationships and Related Transactions."

(3) Based on percentage of total number of shares outstanding as of April 10, 2000 and to be issued to Ambra Inc. on April 30, 2000.

(4) Includes 811,361 shares held by the Estate of Ira J. Hechler, of which Jon Hechler is sole executor.

(5) Mr. Lear resigned as an officer, director and employee of the Company in June 1999.

(6) In August 2000, the Company issued 500,000 shares of restricted Common Stock to Latitude Licensing Corp. ("Latitude") in connection with the amendment of a license agreement between the Company and Latitude. Immediately upon receipt of the Common Stock, Latitude transferred such Common Stock to its affiliate, Wurzburg S.A. ("Wurzburg"). The address of Wurzburg is 134 Boulevard de la Petrusse, L-2330 Luxembourg.

(7) Pursuant to the restructuring of its licensing arrangement with Ambra Inc. ("Ambra") the Company agreed to issue to Ambra 666,667 shares of restricted Common Stock on April 30, 2000. The address of Ambra is 645 Fifth Avenue, New York, New York 10022.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SECOND RESTATED SHAREHOLDERS' AGREEMENT

    The Company's Amended and Restated Shareholders' Agreement dated May 15, 1997, was amended and restated (the "Second Restated Shareholders' Agreement") in June 1999. No consideration was paid in connection with the execution of the Second Restated Shareholders' Agreement. The Second Restated Shareholders' Agreement provides that each of the Shareholders holding, at the time of the contemplated transfer, in excess of .5% of the outstanding Common Stock of the Company has granted to each of the other Shareholders and to the Company rights of first refusal (the "Refusal Right") with respect to the sale of any shares of the Company's outstanding Common Stock. The Second Restated Shareholders' Agreement also provides that in the event that a majority of the Shareholders subject to the Second Restated Shareholders' Agreement agree to enter into a transaction with a third party for the tender of shares (including, without limitation, in a change of control transaction), the rights of first refusal set forth above shall not apply and such Shareholders or the Company may require the other Shareholders to participate in such transaction on the same terms and conditions applicable to such Shareholders. The Refusal Right terminates upon the earlier of May 15, 2001 or upon the Shareholders beneficially owning 30.0% or less of the shares of Common Stock outstanding. The remainder of the Second Restated Shareholders' Agreement terminates upon the earlier of May 15, 2003 or upon the Shareholders beneficially owning 30.0% or less of the shares of Common Stock outstanding.

TRANSACTIONS WITH LATITUDE LICENSING CORP.

    In August 1999, the Company issued 500,000 shares of restricted Common Stock of the Company to Latitude Licensing Corp. ("Latitude"), the licensor of the Girbaud mark to the Company, in connection with the amendment of the Company's license to manufacture and market women's jeanswear, casualwear and outerwear under the Girbaud mark. The amendment deferred the obligation of the Company to open a Girbaud retail store. Immediately upon the issuance of the shares, Latitude transferred the shares to its affiliate Wurzburg S.A. ("Wurzburg"). The shares are subject to a Shareholders' Agreement dated August 9, 1999 (the "Latitude Shareholders' Agreement"), which provides that before such shares may be sold or transferred, the Company shall have a right of first refusal. It also provides that in the event that shareholders holding a majority of the Common Stock subject to the Second Restated Shareholders' Agreement (the "Participating Shareholders") indicate in writing that they will vote in favor of certain change in control transactions, the Company may require the shareholders subject to the Latitude Shareholders' Agreement to participate in such transaction on the same terms and conditions applicable to the Participating Shareholders. Under the terms of the Latitude Shareholders' Agreement, Latitude was granted certain piggyback registration rights.

    In December 1999, the Company extended the terms of its licenses with Latitude for the manufacturing and marketing of men's and women's jeanswear and sportswear until December 31, 2002.

    In January 2000, the Company entered into a global sourcing agreement with an affiliate of Wurzburg, G.I. Promotions, to act as a non-exclusive sourcing agent to licensees of the Marithe & Francois Girbaud trademark for the manufacture of Girbaud jeanswear and sportswear. The global sourcing agreement extends until December 31, 2003 and provides that the Company shall net a facilitation fee of 5.0% of the total FOB pricing for each order shipped to licensees under the agreement. Also in January 2000, the Company entered into a license agreement with Wurzburg. The license has a term of three years and provides that the Company shall pay Wurzburg a royalty of 1.0% of the total FOB pricing for each order shipped to a licensee under the global sourcing agreement.

TRANSACTIONS WITH AMBRA INC.

    On October 22, 1999, Isaacs, Ambra Inc. ("Ambra") and Hugo Boss AG ("Hugo Boss") entered into an agreement to restructure the Company's licensing arrangement for use of the BOSS trademark.

Pursuant to the agreement (i) the Company transferred to Ambra substantially all of its rights in the marks containing the term "BOSS" throughout the world,
(ii) an $11.25 million promissory note issued by the Company to Ambra in 1997 was cancelled, (iii) the Company and Ambra agreed to enter into a restated and amended license agreement (the "BOSS License Agreement") granting the Company the rights to use various trademarks including the word "BOSS" in the manufacture and domestic sale of specified types of apparel, (iv) a foreign rights manufacturing agreement between the Company and Ambra, a concurrent use agreement between the Company and Hugo Boss and an option on the part of Ambra to purchase the Company's domestic BOSS trademark rights, all of which were originally entered into in November 1997, were terminated, and (v) the Company issued to Ambra on November 6, 1999 2.0 million shares of Preferred Stock having an estimated fair market value of $2.0 million and agreed to issue to Ambra on April 30, 2000 an additional 1.3 million shares of Preferred Stock having an estimated fair market value of $1.3 million and 666,667 shares of Common Stock, which had an aggregate value of $1.0 million based on the market price of $1.50 on the date the parties agreed to the transaction. Except with respect to the initial term and the minimum annual royalties due Ambra by Isaacs, Isaacs' rights under the BOSS License Agreement are substantially similar to the rights the Company had previously had. The Preferred Stock and Common Stock issued by the Company to Ambra are subject to a Shareholders' Agreement dated November 5, 1999 (the "Ambra Shareholders' Agreement"), which provides the Company with certain rights of first refusal. The Ambra Shareholders' Agreement also provides that Ambra has certain piggyback registration rights and, beginning
December 15, 2000, certain demand registration rights. The Ambra Shareholders' Agreement further provides that, upon the occurrence of certain accelerating acts under the BOSS License Agreement, Ambra may demand a redemption of any Preferred Stock of the Company then held by Ambra at a redemption price equal to one dollar ($1.00) per share.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS OF THE COMPANY

    The Board of Directors, upon the recommendation of the Audit Committee, has appointed the firm of BDO Seidman, LLP as independent auditors of the Company for the fiscal year ending December 31, 2000. BDO Seidman, LLP has served as the Company's independent auditors since 1985. Although not legally required to do so, the Board is submitting the selection of BDO Seidman, LLP for ratification by the Company's stockholders at the Meeting.

    A representative of BDO Seidman, LLP will be present at the Meeting and will have the opportunity to make a statement, if he of she desires to do so, and to respond to appropriate questions from stockholders.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who beneficially own 10% or more of the Company's Common Stock (the "Reporting Persons"), to file reports regarding their Company Common Stock ownership and changes in ownership with the SEC. Based solely on a review of the copies of such forms furnished to the Company and written representations from certain of the Reporting Persons, the Company believes that except as specifically set forth below, during 1999 and through the date hereof, the Reporting Persons complied with all Section 16(a) reporting requirements applicable to them:

    Marc Baff inadvertently failed to timely report on Forms 4 and 5 seven transactions during 1999, representing the purchase of an aggregate of 12,700 shares and sale of an aggregate of 1,000 shares of Common Stock of the Company. Mr. Baff has filed a late Form 5 disclosing such purchases and sales.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
                           IN COMPENSATION DECISIONS

    None of the directors serving on the Compensation Committee is an employee of the Company, and neither the Chief Executive Officer nor any of the Named Executive Officers has served on the Compensation Committee. No director or executive officer of the Company is a director or executive officer of any other corporation that has a director or executive officer who is also a director or board committee member of the Company.

         STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING OF STOCKHOLDERS

    The deadline for submission of stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2001 Annual Meeting of Stockholders is December 30, 2000. Any such proposal received by the Corporation's principal executive offices after such date will be considered untimely and may be excluded from the proxy statement and form of proxy.

    The deadline for submission of stockholder proposals to be presented at the 2001 Annual Meeting of Stockholders, but which will not be included in the proxy statement and form of proxy relating to such meeting, is March 14, 2001. Any such proposal received by the Corporation's principal executive offices after such date will be considered untimely and the persons named in the proxy for such meeting may exercise their discretionary voting power with respect to such proposal.

                                 OTHER MATTERS

    The Board of Directors of the Company does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Meeting. If any other matters are properly brought before the Meeting, the persons named in the accompanying proxies will vote the shares represented by such proxies on such matters as instructed by the Board of Directors of the Company, who have instructed the proxies to vote in accordance with the proxies' own best judgment in the absence of express instruction from the Board.

                                          By Order of the Board of Directors

                                          Robert J. Arnot
                                          Chairman of the Board, Chief Executive
                                          Officer and President

                                          Eugene C. Wielepski
                                          Vice President--Finance, Chief
                                          Financial Officer and Corporate
                                          Secretary

Baltimore, Maryland
April 28, 2000

                        I.C. ISAACS & COMPANY, INC.

                  PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON JUNE 8, 2000

     The undersigned hereby constitutes and appoints Robert J. Arnot and Eugene C. Wielepski, as attorneys and proxies, with full power of substitution, to attend and vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of I.C. Isaacs & Company, Inc.
(the "Company") to be held at the Best Western and Conference Center, 5625 O'Donnell Street, Baltimore, Maryland 21224, at 11:00 a.m., local time, on Thursday, June 8, 2000 and at any adjournments or postponements thereof, with the same force and effect as if the undersigned were personally present and the undersigned herby instructs said attorneys and proxies to vote as follows with respect to the matters described in the Proxy Statement.

                       (PLEASE SIGN ON REVERSE SIDE)

               PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED


        PLEASE MARK YOUR
A  /X/  VOTES AS IN THIS
        EXAMPLE.

                                                            WITHHOLD
                                     FOR all               AUTHORITY
                                    nominees             to vote for all
                                 listed at right     nominees listed at right
1.  To elect three Class                                                        The following persons have been nominated to
    III directors to the                                                        serve as Class III directors.
    Company's Board of
    Directors each for a             /  /                     /  /              NOMINEES:  Ronald S. Schmidt
    term of three years or until their successors have been                                Neal J. Fox
    elected and qualified:                                                                 Anthony J. Marterie


INSTRUCTIONS: To withhold authority to vote for any one or more individual nominees, write the name of each such nominee on the line provided below:

___________________________________________________________


                                                               FOR          AGAINST          ABSTAIN
2.  To ratify the appointment of BDO Seidman LLP
    as the Company's independent auditors for the              / /            / /              / /
    current fiscal year.

3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY, WHICH RECOMMENDS
A VOTE FOR THE DIRECTOR NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2. AS TO ANY OTHER MATTER
WHICH MAY PROPERLY COME BEFORE THE MEETING, SAID PROXIES WILL VOTE IN ACCORDANCE WITH THEIR
BEST JUDGMENT.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO
DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEES LISTED IN ITEM 1
AND FOR ITEM 2.

PLEASE INDICATE BY CHECK MARK IF YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS.    / /

PLEASE SIGN CARD AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.


SIGNATURE(S) _______________________________  DATE ____________  SIGNATURE(S) _______________________________  DATE ____________

NOTE:  PLEASE SIGN EXACTLY AS YOUR NAME OR NAMES APPEARS ON THIS CARD. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. WHEN SIGNING AS
ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLES AS SUCH. IF THE SIGNER IS A CORPORATION, THE
FULL CORPORATE NAME SHOULD BE SIGNED BY A DULY AUTHORIZED OFFICER.
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